Exhibit (j) under Form N-1A
                                           Exhibit 23 under Item 601/ Reg. S-K





                         Consent of Independent Auditors




The Board of Trustees and Shareholders
SouthTrust Funds:


     We consent to the use of our report dated June 21, 2002 incorporated herein by reference relating to SouthTrust U.S. Treasury Money Market Fund, SouthTrust Income Fund, SouthTrust Bond Fund, SouthTrust Alabama Tax-Free Income Fund, SouthTrust Value Fund and SouthTrust Growth Fund and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.


/s/  KPMG LLP
KPMG LLP


Boston, Massachusetts
June 25, 2002